--------------------------------------------------------------------------------
                        CHASE MANHATTAN AUTO OWNER TRUST
                                  SERIES 1998-B
                         STATEMENT TO CERTIFICATEHOLDERS
--------------------------------------------------------------------------------
        PERIOD 13                                                   PAGE # 1
DETERMINATION: 10-May-99                                        Beginning 4/1/99
 DISTRIBUTION: 17-May-99                                          Ending 4/30/99
         TIME: 6/8/99 19:08

                CLASS A-1 5.578% MONEY MARKET ASSET BACKED NOTES
                CLASS A-2 5.729% ASSET BACKED NOTES
                CLASS A-3 5.750% ASSET BACKED NOTES
                CLASS A-4 5.800% ASSET BACKED NOTES
                CLASS B-1 6.050% ASSET BACKED CERTIFICATES

                       ORIG PRINCIPAL       BEG PRINCIPAL         PRINCIPAL        INTEREST           TOTAL           END PRINCIPAL
      CLASS                BALANCE             BALANCE          DISTRIBUTION     DISTRIBUTION      DISTRIBUTION          BALANCE
------------------------------------------------------------------------------------------------------------------------------------
    A-1 Notes           $250,000,000.00              $0.00              $0.00            $0.00             $0.00              $0.00

    A-2 Notes           $200,000,000.00     $86,720,080.88     $27,360,371.29      $414,016.12    $27,774,387.41     $59,359,709.59

    A-3 Notes           $321,000,000.00    $321,000,000.00              $0.00    $1,538,125.00     $1,538,125.00    $321,000,000.00

    A-4 Notes           $282,800,000.00    $282,800,000.00              $0.00    $1,366,866.67     $1,366,866.67    $282,800,000.00

------------------------------------------------------------------------------------------------------------------------------------
    NOTE TOTALS       $1,053,800,000.00    $690,520,080.88     $27,360,371.29    $3,319,007.79    $30,679,379.08    $663,159,709.59
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
       B-1               $32,604,142.65     $32,604,142.65              $0.00      $164,379.22       $164,379.22     $32,604,142.65
------------------------------------------------------------------------------------------------------------------------------------
CERTIFICATE TOTALS       $32,604,142.65     $32,604,142.65              $0.00      $164,379.22       $164,379.22     $32,604,142.65
------------------------------------------------------------------------------------------------------------------------------------
      TOTALS          $1,086,404,142.65    $723,124,223.53     $27,360,371.29    $3,483,387.01    $30,843,758.30    $695,763,852.24
------------------------------------------------------------------------------------------------------------------------------------

                          FACTOR INFORMATION PER $1,000

                         PRINCIPAL           INTEREST           END PRINCIPAL
      CLASS            DISTRIBUTION       DISTRIBUTION             BALANCE
-----------------------------------------------------------------------------
        A-1              0.00000000        0.00000000              0.00000000
                       ------------------------------------------------------
        A-2            136.80185645        2.07008060            296.79854795
                       ------------------------------------------------------
        A-3              0.00000000        4.79166667          1,000.00000000
                       ------------------------------------------------------
        A-4              0.00000000        4.83333335          1,000.00000000
-----------------------------------------------------------------------------
   Notes Totals         25.96353320        3.14956139            629.30319756
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
       B-1               0.00000000        5.04166669          1,000.00000000
-----------------------------------------------------------------------------
Certificate Totals       0.00000000        5.04166669          1,000.00000000
-----------------------------------------------------------------------------
      TOTALS            25.18433999        3.20634548            640.42820248
-----------------------------------------------------------------------------

                     IF THERE ARE ANY QUESTIONS OR COMMENTS,
                 PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW

--------------------------------------------------------------------------------

                         KIM COSTA
                         THE CHASE MANHATTAN BANK - ASPG
                         450 WEST 33RD STREET, 15TH FLOOR
                         NEW YORK, NEW YORK 10001
                         (212) 946-3247

(Copyright) COPYRIGHT 1998, CHASE MANHATTAN BANK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        CHASE MANHATTAN AUTO OWNER TRUST
                                  SERIES 1998-B
                         STATEMENT TO CERTIFICATEHOLDERS
--------------------------------------------------------------------------------
        PERIOD 13                                                   PAGE #2
DETERMINATION: 10-May-99                                        Beginning 4/1/99
 DISTRIBUTION: 17-May-99                                          Ending 4/30/99
         TIME: 6/8/99 19:08

                                                                                                                      per $1000
                                                                                                                      ---------
Section 5.8 (iii)      Servicing Fee                                                            $602,603.52           0.55467712

Section 5.8 (iv)       Administration Fee                                                         $1,000.00           0.00092047

Section 5.8 (vi)       Pool Balance at the end of the Collection Period                     $695,763,852.24

Section 5.8 (vii)      Repurchase Amounts for Repurchased Receivable

                                              By Seller                                               $0.00
                                              By Servicer                                        $30,790.87
                                              TOTAL                                              $30,790.87

Section 5.8 (viii)     Realized Net Losses for Collection Period                                $235,609.89

Section 5.8 (ix)       Reserve Account Balance after Disbursement                            $20,872,915.57

Section 5.8 (x)        Specified Reserve Account Balance                                     $20,872,915.57

Section 5.8 (xi)       Total Distribution Amount                                             $32,626,175.21

                                              Servicing Fee                                     $602,603.52
                                              Administrative Fee                                  $1,000.00
                                              Noteholders' Distribution Amount               $30,679,379.08
                                              Certificateholders' Distribution Amount          $ 164,379.22
                                              Deposit to Reserve Account                      $1,178,813.39

Section 5.8 (xii)      Noteholders' Distributable Amount

       -----------------------------------------------------------------------------------------------------------------------------
       Class      Principal       Interest           Total       Prin (per $1000/orig)  Int (per $1000/orig)  Total (per $1000/orig)
       -----------------------------------------------------------------------------------------------------------------------------
        A-1             $0.00           $0.00            $0.00          0.00000000          0.00000000             0.00000000
        A-2    $27,360,371.29     $414,016.12   $27,774,387.41        136.80185645          2.07008060           138.87193705
        A-3             $0.00   $1,538,125.00    $1,538,125.00          0.00000000          4.79166667             4.79166667
        A-4             $0.00   $1,366,866.67    $1,366,866.67          0.00000000          4.83333335             4.83333335
       -----------------------------------------------------------------------------------------------------------------------------
       Total   $27,360,371.29   $3,319,007.79   $30,679,379.08         25.96353320          3.14956139            29.11309459
       -----------------------------------------------------------------------------------------------------------------------------

Section 5.8 (xiii)     Certificateholders' Distributable Amount

       -----------------------------------------------------------------------------------------------------------------------------
       Class     Principal        Interest          Total        Prin (per $1000/orig)  Int (per $1000/orig)  Total (per $1000/orig)
       -----------------------------------------------------------------------------------------------------------------------------
        B-1         $0.00        $164,379.22      $164,379.22         0.00000000            5.04166669             5.04166669
       -----------------------------------------------------------------------------------------------------------------------------
       Total        $0.00        $164,379.22      $164,379.22         0.00000000            5.04166669             5.04166669
       -----------------------------------------------------------------------------------------------------------------------------

Section 5.8 (xiv)      Reserve Fund Transfer Amount               $ 1,178,813.39

(Copyright) COPYRIGHT 1998, CHASE MANHATTAN BANK
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